UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 9, 2015

HANSEN MEDICAL, INC.

(Exact name of registrant as specified in charter)

Delaware	001-33151	14-1850535
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 East Middlefield Road

Mountain View, California 94043

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 404-5800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On March 11, 2015, Hansen Medical, Inc. (the “Company”) completed a private placement transaction (the “Investment”) pursuant to the terms of a securities purchase agreement, dated March 9, 2015 (the “Purchase Agreement”), by and among the Company and certain existing stockholders of the Company (the “Purchasers”). At the closing of the Investment, the Company (i) issued and sold 53,846 shares of Series A Convertible Participating Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), at a per share price of $650.00 and (ii) issued warrants (the “Warrants”) to purchase an aggregate of 53,846,000 shares (the “Warrant Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), for an aggregate purchase price of $35.0 million.

As promptly as practicable following the date of the Purchase Agreement, the Company is required to hold a meeting of its stockholders in order to, among other things, vote upon the approval of: (i) an increase in the amount of the Company’s authorized Common Stock, (ii) the taking of any and all corporate actions in furtherance of fully effectuating the full conversion of the Preferred Stock and the full exercise of the Warrants and certain other warrants, including the issuance of additional Common Stock and the correction or removal of any limitations restricting the foregoing conversion and exercise, and (iii) the removal of the restriction prohibiting the exercise of certain Warrants and certain other warrants if, after giving effect to such exercise, the holder of such Warrants and certain other warrants would beneficially own in excess of 19.99% of the outstanding shares of Common Stock (collectively, the “Requisite Stockholder Approval”).

The Preferred Stock will be convertible into shares of Common Stock, upon the election of at least a majority of the then outstanding shares of Preferred Stock, only to the extent that such conversion does not trigger a shareholder approval requirement in accordance with NASDAQ listing rules, and thereafter automatically upon obtaining the Requisite Stockholder Approval. The number of shares of Common Stock into which each share of Preferred Stock is convertible is equal to the number obtained by dividing (i) the sum of $650.00 and the amount of any accrued but unpaid dividends thereon by (ii) the lesser of $0.65 and the per share trailing volume-weighted average share price of the Common Stock on NASDAQ for the ten trading days ending on the date prior to such conversion, subject to customary anti-dilution adjustments. Prior to conversion, the Preferred Stock will bear interest at an initial rate of 2%, which interest rate will increase by 2% quarterly. The Warrants are comprised of one tranche of Series E Warrants with an exercise price of the lesser of $0.975 per share or a 50% premium on the per share trailing volume-weighted average share price of the Common Stock on NASDAQ for the ten trading days ending on the date prior to the date on which the Requisite Stockholder Approval is obtained (or, if such approval is not necessary, the earlier of the date on which such Warrant is exercised or December 31, 2015), subject to customary anti-dilution adjustments. The Warrants have an exercise period of two years from the date of issuance.

The Purchasers include entities affiliated with Oracle Partners, LP (the “Oracle Entities”), the Schuler Family Foundation and the Frederic Hutchins Moll Revocable Trust. The Oracle Entities, Jack Schuler and the Schuler Family Foundation and Fred Moll and the Frederic Hutchins Moll Revocable Trust are existing stockholders of the Company. Jack Schuler is a member of the Board of Directors of the Company. Fred Moll is the founder of the Company.

The Purchase Agreement contains representations, warranties and covenants of the Company and the respective Purchasers. The representations, warranties and covenants contained in the Purchase Agreement may be subject to limitations agreed upon by the contracting parties, including being qualified by disclosures exchanged between the parties in connection with the execution of the Purchase Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts.

The Preferred Stock and Warrants issued pursuant to the Purchase Agreement have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company is relying on the private placement exemption from registration provided by Section 4(a)(2) of the Act and by Rule 506 of Regulation D, promulgated by the Securities and Exchange Commission (the “SEC”).

In connection with the closing of the Investment, on March 11, 2015, the Company entered into an amendment and restatement to the Amended and Restated Investor Rights Agreement, dated August 11, 2014, by and among the Company and the purchasers named therein (the “Second Amended and Restated IRA”). Pursuant to the Second Amended and Restated IRA, the Company agreed to file a registration statement on Form S-3 with the SEC covering resales of the Common Stock into which the Preferred Stock is convertible (the “Convertible Shares”) and the Warrant Shares promptly following the Requisite Stockholder Approval and to use its reasonable best efforts to cause the registration statement to become effective as soon as practicable. In the event the registration statement covering resales of the Convertible Shares and Warrant Shares is not filed or declared effective by the applicable dates, the parties to the Second Amended and Restated IRA are entitled to specific performance. The Company is generally required to maintain the effectiveness of the registration statement until the date that is the later of (i) two years from the closing of the Investment, (ii) the date by which all the Convertible Shares and Warrant Shares may be sold without volume or manner of sale restrictions which may be applicable to affiliates under Rule 144 under the Act or (iii) the date on which all of the Convertible Shares and Warrant Shares are sold. The Company shall bear all expenses of such registration of the Convertible Shares and Warrant Shares.

The foregoing descriptions of the Investment, the Purchase Agreement, the Second Amended and Restated IRA, the Preferred Stock and the Warrants do not purport to be complete and are qualified in their entirety by reference to the complete text of such documents, copies of which are filed as exhibits hereto.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure set forth above Item 1.01 is incorporated herein for this Item 3.02.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Participating Preferred Stock

4.1	Securities Purchase Agreement, dated March 9, 2015, by and among the Company and the Purchasers named therein

4.2	Form of Series E Warrant

4.3	Second Amended and Restated Investor Rights Agreement, dated March 11, 2015, by and among the Company and the Purchasers named therein

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HANSEN MEDICAL, INC. (Registrant)

Date: March 12, 2015	/s/ Christopher P. Lowe
Christopher P. Lowe
Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

3.1	Certificate of Designations, Preferences and Rights of Series A Convertible Participating Preferred Stock

4.1	Securities Purchase Agreement, dated March 9, 2015, by and among the Company and the Purchasers named therein

4.2	Form of Series E Warrant

4.3	Second Amended and Restated Investor Rights Agreement, dated March 11, 2015, by and among the Company and the Purchasers named therein